As Filed with the Securities and Exchange Commission on July 27, 1998
                                                  Registration No. 333-59443


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                             ----------------------

                       MIDAMERICAN ENERGY HOLDINGS COMPANY
             (Exact name of registrant as specified in its charter)

                  Iowa                                    42-1451822
    (state or other jurisdiction                        (I.R.S. Employer
  of incorporation or organization)                   Identification  No.)

                          666 Grand Avenue, P.O. Box 657
                           Des Moines, Iowa 50303-0657
                                 (515) 242-4300
                (Address, including zip code, and telephone number,
                         including area code, of registrant's
                           principal executive offices)


     MidAmerican Energy Holdings Company Sales Associate Stock Purchase Plan
                            (Full title of the Plan)

                                Paul J. Leighton
                          666 Grand Avenue, P. O. Box 657
                            Des Moines, Iowa  50303-0657
                                 (515) 242-4300
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                                      Proposed       Proposed
  Title of Each                       Maximum        Maximum        Amount of
Class of Securities  Amount to be  Offering Price    Aggregate     Registration
 to be Registered   Registered (1)   Per Unit(2)  Offering Price(2)    Fee
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Common Stock,
no par value . . . . . 1,000,000       21.6875       $21,687,500      $6,398(3)
--------------------------------------------------------------------------------
(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the MidAmerican Energy Holdings Company Sales Associate Stock Purchase Plan.

(2)      Estimated pursuant to Rule 457(h) of the Securities Act of 1933.

(3) Previously paid with the initial registration statement to which this amendment relates.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference

The following documents, previously filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended, ("Exchange Act"), are hereby incorporated by reference herein and shall be deemed a part hereof:

                  1. The Company's Annual Report on Form 10-K, as amended, for the year ended December 31, 1997.

                  2. The Company's Quarterly Report on Form 10-Q for the period ended March 31, 1998.

                  3. The Company's Current Reports on Form 8-K, as amended, reporting events occurring on May 27, 1998, May 29, 1998, June 9, 1998 and June 16, 1998.

                  4. The description of the Company's common stock, no par value ("Common Stock"), which is contained in the Registration Statement on Form 8-B filed with the Commission on November 14, 1996 under the Exchange Act, including any subsequent amendment or any report filed for the purpose of updating such description.

                  All documents, filed by or on behalf of the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, and all documents filed by the MidAmerican Energy Holdings Company Sales Associate Stock Purchase Plan ("Plan") pursuant to Section 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and made a part hereof from their respective dates of filing (such documents and the documents enumerated above being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents enumerated above or subsequently filed by or on behalf of the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Commission of the Company's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this Registration Statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.

                  Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

                  Not applicable


Item 5.  Interests of Named Experts and Counsel

                  Not applicable


Item 6.  Indemnification of Directors and Officers

                  Sections 490.850 through 490.857 of the Iowa Business Corporation Act ("IBCA") permit corporations organized thereunder to indemnify directors, officers and employees against liability under certain circumstances. Each of the Restated Articles of Incorporation, as amended, and the Restated Bylaws, as amended, of the Company provide for indemnification of directors, officers and employees to the full extent provided by the IBCA. Each of the Restated Articles of Incorporation, as amended, and the Restated Bylaws, as amended, state that the indemnification provided therein shall not be deemed exclusive. The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the IBCA. Pursuant to Section 490.857 of the IBCA, the Restated Articles of Incorporation, as amended, and the Restated Bylaws, as amended, the Company maintains directors' and officers' liability insurance coverage. The Company has also entered into indemnification agreements with certain directors and officers, and expects to enter into similar agreements with future directors and officers, to further assure such persons indemnification as permitted by Iowa law.

                  As permitted by Section 490.832 of the IBCA, the Restated Articles of Incorporation of the Company, as amended, provide that no director shall be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its shareholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for any transaction from which the director derived an improper personal benefit or (iv) under Section 490.833 of the IBCA (relating to certain unlawful distributions to shareholders).


Item 7.  Exemption from Registration

                  Not applicable

Item 8.  Exhibits

                    4(1) Restated Articles of Incorporation of the Company, as amended (filed as Exhibit 3.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 1996, Commission File No. 1-12459)*

                    4(2) Restated Bylaws of the Company, as amended (filed as Exhibit 3.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 1996, Commission File No. 1-12459 )*

                    4(3) MidAmerican Energy Holdings Company Sales Associate Stock Purchase Plan

                    5     Opinion of John A. Rasmussen, Jr., Esq.

                    23(1) Consent of PricewaterhouseCoopers LLP

                    23(2) Consent of John A. Rasmussen, Jr. (included in Exhibit
                          5)

                    24    Powers of Attorney
------------------------
                  * Incorporated herein by reference, as indicated.


Item 9.  Undertakings

The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; Provided, however, that the registrant need not file a post-effective amendment to include the information required to be included by subsection (i) or (ii) if such information is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934, which are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and each filing of the Plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, and each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (5) That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this amendment to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Des Moines, and State of Iowa on this 27th day of July, 1998.

                                             MIDAMERICAN ENERGY HOLDINGS COMPANY



                                             By    Stanley J. Bright*
                                                   Stanley J. Bright, Chairman,
                                                   President and Chief Executive
                                                   Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement amendment has been signed below by the following persons in the capacities and on the date indicated.

    Signature                                      Title

Stanley J. Bright*             Chairman, President and Chief Executive Officer,
Stanley J. Bright                and Director (Principal Executive Officer)


Alan L. Wells*___              Senior Vice President and Chief Financial Officer
Alan L. Wells                  (Principal Financial Officer and Principal
                               Accounting Officer)

John W. Aalfs*                 Director
John W. Aalfs


Ross D. Christensen*           Director
Ross D. Christensen


Russell E. Christiansen*       Director
Russell E. Christiansen


John W. Colloton*              Director
John W. Colloton


Frank S. Cottrell*             Director
Frank S. Cottrell


Jack W. Eugster*               Director
Jack W. Eugster


Nolden Gentry*                 Director
Nolden Gentry



Richard L. Lawson*             Director
Richard L. Lawson


Robert L. Peterson*            Director
Robert L. Peterson


Nancy L. Seifert*              Director
Nancy L. Seifert


W. Scott Tinsman*              Director
W.  Scott Tinsman


Leonard L. Woodruff*           Director
Leonard L. Woodruff


*By      Paul J. Leighton
         Paul J. Leighton
         Attorney-in-fact

The Plan. Pursuant to the requirements of the Securities Act of 1933, the MidAmerican Energy Holdings Company Sales Associate Stock Purchase Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Des Moines, State of Iowa, on July 15, 1998.

                       MIDAMERICAN ENERGY HOLDINGS COMPANY
                       SALES ASSOCIATE STOCK PURCHASE PLAN


                       By: /s/ Alan L. Wells
                       Name: Alan L. Wells
                       Title: Senior Vice President and
                                 Chief Financial Officer

                                  EXHIBIT LIST


Exhibit
    No                                      Description

  4(1) Restated Articles of Incorporation of the Company, as amended (filed as Exhibit 3.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 1996, Commission File No. 1-12459)*

  4(2) Restated Bylaws of the Company, as amended (filed as Exhibit 3.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 1996, Commission File No. 1-12459 )*

  4(3)   MidAmerican Energy Holdings Company Sales Associate Stock Purchase Plan

  5      Opinion of John A. Rasmussen, Jr., Esq.

  23(1)  Consent of PricewaterhouseCoopers LLP

  23(2)  Consent of John A. Rasmussen, Jr. (included in Exhibit 5)

  24     Powers of Attorney

------------------------
* Incorporated herein by reference, as indicated.

                                                                 Exhibit 4(3)

                      MIDAMERICAN ENERGY HOLDINGS COMPANY

                       Sales Associate Stock Purchase Plan


     1. Purpose. The purpose of this MidAmerican Energy Holdings Company Sales Associate Stock Purchase Plan ("Plan") is to advance the interests of MidAmerican Energy Holdings Company ("Company") and its shareholders by providing real estate sales associates of MidAmerican Realty Services Company ("MidAmerican Realty") and each entity which is a subsidiary thereof ("Subsidiary Company") with added incentive to continue in the service of such companies and to encourage increased efforts to promote the best interests of such companies by permitting eligible sales associates to purchase shares of the common stock of the Company ("Common Stock") at prices less than the then current market prices through deductions from commission payments. MidAmerican Realty and its Subsidiary Companies are sometimes hereinafter called collectively the "Participating Companies." The Plan will not qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended ("Code").

     2. Eligibility. Participation in the Plan shall be open to all active sales associates of the Participating Companies whether a natural person or a legal entity that meet applicable participation requirements as established by each Participating Company from time to time. No right to purchase Common Stock shall accrue under the Plan in favor of any person or entity that is not an eligible sales associate, and no eligible sales associate shall acquire such right to purchase Common Stock (i) if, immediately after receiving such right, such sales associate would own 5% or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary Company, taking into account in determining stock ownership, any stock attributable to such sales associate under Section 424(d) of the Code and any stock the sales associate may purchase under outstanding options, (ii) which would permit such sales associate's rights to purchase stock under all stock purchase plans from time to time in effect of any Participating Company (or any predecessor thereto) to accrue at a rate which exceeds $25,000 of fair market value of such stock for any calendar year, (iii) if such sales associate is eligible to participate in an employee stock purchase plan, as defined in Section 423 of the Code, maintained by the Company, or (iv) in the event such sales associate owes advance money to a Participating Company.

     3. Effective Date of Plan; Monthly Investment Periods. The Plan shall become effective on such date as may be specified by the Board of Directors ("Board") of the Company.

     The first monthly investment period under the Plan shall commence on the first day of such calendar month as shall be determined by the Board and shall end on the last business day thereof. So long as the Plan remains in effect, a new investment period shall commence on the first day of each calendar month and end on the last business day thereof.

     4. Basis of Participation. Each eligible sales associate shall be entitled to enroll in the Plan as of the first day of any monthly investment period. To enroll in the Plan, an eligible sales associate shall execute and deliver to the sales associate's Participating Company, on such date (as determined from time to time by the Company) prior to the first day of the first monthly investment period for such sales associate, a deduction from commission payment authorization/change form ("Authorization") which shall become effective on the first day of such first monthly investment period. Each Authorization shall direct deductions of a percentage of total commissions from commission payments to be made by the Participating Company with which such sales associate is affiliated for each such payment beginning while such sales associate is a participant in the Plan. An Authorization shall become effective no later than 30 days after its receipt. The percentage of each deduction from a commission payment specified in the Authorization of a participant for each such payment shall be no more than 15% of any commission payment, and the aggregate annual amount of such deductions (together with any such deductions under any other stock purchase plan maintained by any Participating Company or any predecessor thereto) shall not exceed $21,250. Deductions shall be made for each participant until such participant terminates participation in the Plan, such Authorization is revised or the Plan terminates, all as hereinafter provided.

     A participant may change the amount of deductions at any time, but not more often than twice during any calendar year, provided, however, that a participant who has made two such changes during a calendar year may nevertheless reduce such deductions to zero. Any such change shall become effective no later than 30 days after such participant delivers a revised Authorization to the Participating Company with which such participant is affiliated. A participant also may elect to terminate participation in the Plan as provided in Section 7 below. No other changes shall be permitted. All permitted changes must be effected by a participant's filing a new Authorization with the Participating Company with which such participant is affiliated at such time before the desired effective date of the change as the Company shall, from time to time, determine.

     Deductions from commission payments shall be credited to a purchase account established on behalf of each participant. As of the last calendar day of each monthly investment period, the amount in each participant's account will be applied to the purchase of the number of whole and fractional shares of Common Stock determined by dividing such amount by the Purchase Price (as defined in Section 5) for such period.

     A participant may request to sell shares held in the participant's account that meet the six month holding period requirement.

     5. Purchase Price. The purchase price ("Purchase Price") per share of Common Stock hereunder for any monthly investment period shall be 85% of the fair market value of a share of Common Stock on the last business day of such period. The fair market value of a share of Common Stock on the last business day of a monthly investment period shall be deemed to be the average of the high and low price per share of the Common Stock on the New York Stock Exchange Composite Transactions on such day or, if there shall be no such sale of Common Stock on such day, then on the next preceding day on which there shall have been such a sale. In no event, however, shall the Purchase Price be less than the par value, if any, of the Common Stock.

     6. Issuance of Stock. The shares of Common Stock purchased by each participant shall be considered to be issued and outstanding and credited to such participant as of the close of business on the first business day subsequent to the monthly investment period during which such shares were purchased. The total number of shares of Common Stock purchased by all participants during each monthly investment period shall be issued, as of the next business day thereafter , to a nominee for the benefit of the participants. A participant may, from time to time (but not more frequently than once per calendar month), request delivery to such participant of a certificate representing whole shares of Common Stock held by such nominee on behalf of such participant, but not until such shares have been credited to such participant for at least six months. In addition, a participant shall receive a certificate representing whole shares of Common Stock and any cash in lieu of fractional shares as soon as is practicable after the end of the calendar month next following the month during which (a) such participant terminates participation in the Plan, or (b) the Plan is terminated, as the case may be.

     No interest shall at any time accrue with respect to any amount in a purchase account of a participant. Participants who engage in a purchase or sale of stock during a calendar month will receive an account statement for the applicable month. The statement will show the entries made to the purchase account of such participant, the number of shares of Common Stock purchased and/or sold for such participant during such month, and the applicable Purchase Price of such shares.

     7. Termination of Participation. A participant may at any time elect to terminate participation in the Plan without charge by giving written notice thereof and requesting the withdrawal of all shares held under the Plan on behalf of the participant, except that no such termination shall be effective as to any monthly investment period unless written notice of such termination is received by the Participating Company with which such participant is affiliated, at such time prior to the last business day of such period as the Company shall, from time to time, determine. Upon any such termination or request, the Participating Company with which such participant is affiliated shall promptly deposit in safe keeping all whole shares held in the participant's account unless the participant requests that a certificate be issued, in which case the Company will issue certificate(s) for the whole shares of Common Stock held in the Plan for such participant and cash in lieu of fractional shares, provided, however, that no such certificates (or cash in lieu of fractional shares) shall be issued until the shares of Common Stock represented thereby have been held under the Plan for six months. Termination of participation in the Plan pursuant to this paragraph shall be treated as a change in the participant's Authorization for purposes of the second paragraph of Section 4 hereof, and the rules of such paragraph shall be applicable for purposes of determining when the participant becomes eligible to again participate in the Plan.

     If any person who is a participant shall die, terminate affiliation with the Participating Companies for any reason or otherwise cease to be eligible to participate in the Plan, participation of such person in the Plan shall terminate as of the end of the investment period in which such event occurs, and the Participating Company with which such participant is affiliated shall promptly deposit in safe keeping all whole shares held in the participant's account unless the participant requests that a certificate be issued, in which case the Company will issue certificate(s) for the whole shares of Common Stock held in the Plan for such participant and cash in lieu of fractional shares, to such person or the legal representative of such person.

     8. Termination or Amendment of the Plan. The Company, by action of the Board, may terminate the Plan effective as of the beginning of any monthly investment period. Notice of such termination shall be given to all participants, but any failure to give such notice shall not impair the effectiveness of such termination.

     Without any action being required, the Plan will terminate in any event when the maximum number of shares of Common Stock to be sold under the Plan (as provided in Section 12) have been purchased, but such termination shall not impair any rights which under the Plan shall have vested on or prior to the date of such termination. If at any time the number of shares of Common Stock remaining available for purchase under the Plan are not sufficient to satisfy all then outstanding purchase rights, the Board may determine an equitable basis of apportioning such shares among all participants.

     The Board may amend the Plan from time to time in any respect in order to meet changes in legal requirements or for any other reason; provided, however, that no such amendment shall (a) materially adversely affect any purchase rights outstanding under the Plan during the monthly investment period in which such amendment is to be effected, (b) increase the maximum number of shares of Common Stock which may be purchased under the Plan, or (c) decrease the Purchase Price of the Common Stock for any monthly investment period below 85% of the fair market value thereof on the last day of such period.

     Upon termination of the Plan, the respective cash balances to the credit of the participants in their purchase accounts, together with certificates for the whole shares of Common Stock held in the Plan for their benefit plus cash in lieu of fractional shares, shall be delivered to them promptly.

     9. Non-Transferability. Rights acquired under the Plan are not transfer-able and may be exercised only by a participant.

     10. Shareholders' Rights. No eligible sales associate or participant shall by reason of the Plan have any rights of a shareholder of the Company until and to the extent Common Stock shall have been purchased for such sales associate or participant as herein provided.

    11. Administration of the Plan. The Board, from time to time, may approve the forms of any documents or writings provided for in the Plan, may adopt, amend and rescind rules and regulations not inconsistent with the Plan for carrying out the Plan, and may construe and interpret the Plan. The Board may delegate the responsibility for maintaining all or a portion of the records pertaining to participants' accounts to persons not affiliated with the Participating Companies. All expenses of administering the Plan shall be paid by the Participating Companies.

     12. Maximum Number of Shares of Stock. The maximum number of shares of Common Stock which may be purchased under the Plan is 1,000,000, subject, however, to adjustment as hereinafter set forth. Common Stock purchased hereunder may be shares owned by Participating Companies, or, subject to obtaining any necessary regulatory approval, authorized and unissued shares, or a combination thereof, and by adopting the Plan, the Participating Companies are authorized to purchase shares of Common Stock on the open market to provide shares necessary to satisfy the obligation to deliver shares of Common stock pursuant to the Plan. If the Company at any time after the effective date of the Plan changes its issued Common Stock into (a) an increased number of shares, with or without par value, through a stock dividend or a split-up of shares, or
(b) a decreased number of shares, with or without par value, through a combination of shares, then, effective with the record date for such change, the maximum number of shares of Common Stock which thereafter may be purchased under the Plan shall be the maximum number of shares which, immediately prior to such record date, remained available for purchase under the Plan proportionately increased, in case of such stock dividend or split-up, or proportionately decreased, in case of such combination of shares.

     13. Miscellaneous. Except as otherwise expressly provided herein, any Authorization, election, notice or document under the Plan from an eligible sales associate or participant shall be delivered to the Participating Company with which such sales associate or participant is affiliated and, subject to any limitations specified in the Plan, shall be effective when so delivered.

     The term "Business Day" shall mean any day other than Saturday, Sunday or legal holiday.

     The Plan, and the Company's obligation to sell and deliver shares of Common Stock hereunder, shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approval by any regulatory or governmental agency as may, in the opinion of counsel for the Company, be required. All rights granted pursuant to the Plan shall be construed and shall take effect in accordance with the laws of the State of Iowa.

     If the Company is merged into or consolidated with one or more corporations during the term of the Plan, appropriate adjustments will be made to give effect thereunto on an equitable basis in terms of issuance of shares of the corporation surviving the merger or of the consolidated corporation, as the case may be.

                                                                     EXHIBIT 5



666 Grand Avenue
P. O. Box 9244
Des Moines, Iowa 50306-9244



July 15, 1998



MidAmerican Energy Holdings Company
666 Grand Avenue
P.O. Box 657
Des Moines, Iowa 50303-0657


Ladies and Gentlemen:

I refer to the proposed issuance and sale by you ("Company") of 1,000,000 shares of authorized but unissued shares of your common stock, without par value ("Shares"), pursuant to the MidAmerican Energy Holdings Company Sales Associate Stock Purchase Plan.

I have examined such documents and satisfied myself as to such matters of procedure, law and fact as I deem relevant for the purposes hereof, and based upon the foregoing, I advise you that, in my opinion, all requisite action will have been taken by and before all bodies, including directors and regulatory authorities, that is necessary to make valid the offering, issuance and sale of the Shares when the following additional steps shall have been taken:

        (1) The proposed offering, issuance and sale of the Shares shall have been authorized by your Board of Directors;

        (2) Your proposed registration statement on Form S-8 relating to the Shares being filed with the Securities and Exchange Commission ("Commission") under the Securities Act of 1933, as amended, ("Act"), and any required amendments and post-effective amendments thereto shall have become effective;

MidAmerican Energy Holdings Company
July 15, 1998
Page 2



         (3)  The  Shares   shall  have  been  issued  and  sold  on  the  terms
contemplated by your registration statement and in accordance with the authorizations of the Board of Directors of the Company and the applicable provisions of the Iowa Business Corporation Act; and

         (4) All statutory fees imposed upon or by reason of the issuance of the Shares shall have been paid.

I am further of the opinion that no action of any state or federal regulatory authority, other than the Commission under the Act and the Securities Exchange Act of 1934, as amended, is required with respect to the proposed offering, issuance and sale of the Shares, and that when the additional steps set forth above shall have been taken the Shares will be legally issued, fully paid and nonassessable.

I do not find it necessary for the purposes of this opinion, and accordingly I do not purport herein, to cover the application of blue sky or securities laws of various states relating to sales of the Shares.

I consent that copies of this opinion letter may be filed with the Commission in connection with your registration statement on Form S-8 with respect to the Shares, and to the references to my name under the caption "Legal Matters" in such registration statement being filed with the Commission on the date hereof.

Sincerely,


/s/ John A. Rasmussen, Jr.
John A. Rasmussen, Jr., Esq.
Counsel for MidAmerican Energy Holdings Company

                                                                   Exhibit 23(1)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement of MidAmerican Energy Holdings Company (the Company) on Form S-8 of our report dated January 23, 1998, on our audits of the consolidated financial statements and financial statement schedule of the Company as of December 31, 1997 and 1996, and for the years ended December 31, 997, 1996 and 1995, which report is included in the Company's Form 10-K, incorporated by reference in this Form S-8.


Kansas City, Missouri                            /s/  PricewaterhouseCoopersLLP
July 15, 1998                                        PricewaterhouseCoopersLLP

                                                                   Exhibit 24



                                POWER OF ATTORNEY

      The undersigned does hereby appoint Patrick A. Kirchner, Paul J. Leighton, John A. Rasmussen, Jr. and Alan L. Wells, and each of them severally, his true and lawful attorneys, with full power of substitution in his name, place and stead, to execute on his behalf a registration statement on Form S-8 to be filed pursuant to the Securities Act of 1933, as amended, in connection with the registration of common stock, no par value, of MidAmerican Energy Holdings
Company and any and all amendments thereto, and other documents relating thereto, including exhibits, and to file the same with the Securities and Exchange Commission. Each of such attorneys shall have full power and authority to do and perform each and every act with or without the others.

      IN WITNESS WHEREOF, the undersigned have duly executed this instrument as of July 15, 1998.

      MIDAMERICAN ENERGY HOLDINGS COMPANY


By: /s/ Alan L. Wells
      Alan L. Wells
      Senior Vice President and Chief Financial Officer
      (Principal Accounting Officer and Principal
      Financial Officer)

     The undersigned hereby appoints Patrick A. Kirchner, Paul J. Leighton, John
A. Rasmussen, Jr. and Alan L. Wells, and each of them severally, as the under-signed's true and lawful attorneys-in-fact and agents, with full power of sub-stitution and resubstitution for and in the undersigned's name, place and stead, in any and all capacities to sign a registration statement or registration statements on Form S-8 for the registration under the Securities Act of 1933, as amended, of the Common Stock and interests in the MidAmerican Energy Holdings Company Sales Associate Stock Purchase Plan, and any and all amendments including post-effective amendments) to such registration statement(s), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any documents relating to the qualification or registration under state Blue Sky or securities laws of such states, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes the undersigned might or could do in person, ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their or any individual attorney-in-fact and agent's substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      IN WITNESS WHEREOF, the undersigned has duly executed this instrument as of this 15th day of July, 1998.


                                                     /s/  John W. Aalfs
                                                        John W. Aalfs

     The undersigned hereby appoints Patrick A. Kirchner, Paul J. Leighton, John
A. Rasmussen, Jr. and Alan L. Wells, and each of them severally, as the under-signed's true and lawful attorneys-in-fact and agents, with full power of sub-stitution and resubstitution for and in the undersigned's name, place and stead, in any and all capacities to sign a registration statement or registration statements on Form S-8 for the registration under the Securities Act of 1933, as amended, of the Common Stock and interests in the MidAmerican Energy Holdings Company Sales Associate Stock Purchase Plan, and any and all amendments including post-effective amendments) to such registration statement(s), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any documents relating to the qualification or registration under state Blue Sky or securities laws of such states, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes the undersigned might or could do in person, ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their or any individual attorney-in-fact and agent's substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      IN WITNESS WHEREOF, the undersigned has duly executed this instrument as of this 15th day of July, 1998.


                                                     /s/  Ross D. Christensen
                                                        Ross D. Christensen

     The undersigned hereby appoints Patrick A. Kirchner, Paul J. Leighton, John
A. Rasmussen, Jr. and Alan L. Wells, and each of them severally, as the under-signed's true and lawful attorneys-in-fact and agents, with full power of sub-stitution and resubstitution for and in the undersigned's name, place and stead, in any and all capacities to sign a registration statement or registration statements on Form S-8 for the registration under the Securities Act of 1933, as amended, of the Common Stock and interests in the MidAmerican Energy Holdings Company Sales Associate Stock Purchase Plan, and any and all amendments including post-effective amendments) to such registration statement(s), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any documents relating to the qualification or registration under state Blue Sky or securities laws of such states, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes the undersigned might or could do in person, ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their or any individual attorney-in-fact and agent's substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      IN WITNESS WHEREOF, the undersigned has duly executed this instrument as of this 15th day of July, 1998.


                                                /s/ Russell E. Christiansen
                                                  Russell E. Christiansen

     The undersigned hereby appoints Patrick A. Kirchner, Paul J. Leighton, John
A. Rasmussen, Jr. and Alan L. Wells, and each of them severally, as the under-signed's true and lawful attorneys-in-fact and agents, with full power of sub-stitution and resubstitution for and in the undersigned's name, place and stead, in any and all capacities to sign a registration statement or registration statements on Form S-8 for the registration under the Securities Act of 1933, as amended, of the Common Stock and interests in the MidAmerican Energy Holdings Company Sales Associate Stock Purchase Plan, and any and all amendments including post-effective amendments) to such registration statement(s), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any documents relating to the qualification or registration under state Blue Sky or securities laws of such states, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes the undersigned might or could do in person, ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their or any individual attorney-in-fact and agent's substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      IN WITNESS WHEREOF, the undersigned has duly executed this instrument as of this 15th day of July, 1998.


                                                   /s/  John W. Colloton
                                                      John W. Colloton

     The undersigned hereby appoints Patrick A. Kirchner, Paul J. Leighton, John
A. Rasmussen, Jr. and Alan L. Wells, and each of them severally, as the under-signed's true and lawful attorneys-in-fact and agents, with full power of sub-stitution and resubstitution for and in the undersigned's name, place and stead, in any and all capacities to sign a registration statement or registration statements on Form S-8 for the registration under the Securities Act of 1933, as amended, of the Common Stock and interests in the MidAmerican Energy Holdings Company Sales Associate Stock Purchase Plan, and any and all amendments including post-effective amendments) to such registration statement(s), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any documents relating to the qualification or registration under state Blue Sky or securities laws of such states, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes the undersigned might or could do in person, ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their or any individual attorney-in-fact and agent's substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      IN WITNESS WHEREOF, the undersigned has duly executed this instrument as of this 15th day of July, 1998.


                                                   /s/  Frank S. Cottrell
                                                      Frank S. Cottrell

     The undersigned hereby appoints Patrick A. Kirchner, Paul J. Leighton, John
A. Rasmussen, Jr. and Alan L. Wells, and each of them severally, as the under-signed's true and lawful attorneys-in-fact and agents, with full power of sub-stitution and resubstitution for and in the undersigned's name, place and stead, in any and all capacities to sign a registration statement or registration statements on Form S-8 for the registration under the Securities Act of 1933, as amended, of the Common Stock and interests in the MidAmerican Energy Holdings Company Sales Associate Stock Purchase Plan, and any and all amendments including post-effective amendments) to such registration statement(s), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any documents relating to the qualification or registration under state Blue Sky or securities laws of such states, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes the undersigned might or could do in person, ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their or any individual attorney-in-fact and agent's substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      IN WITNESS WHEREOF, the undersigned has duly executed this instrument as of this 15th day of July, 1998.


                                                   /s/  Jack W. Eugster
                                                      Jack W. Eugster

     The undersigned hereby appoints Patrick A. Kirchner, Paul J. Leighton, John
A. Rasmussen, Jr. and Alan L. Wells, and each of them severally, as the under-signed's true and lawful attorneys-in-fact and agents, with full power of sub-stitution and resubstitution for and in the undersigned's name, place and stead, in any and all capacities to sign a registration statement or registration statements on Form S-8 for the registration under the Securities Act of 1933, as amended, of the Common Stock and interests in the MidAmerican Energy Holdings Company Sales Associate Stock Purchase Plan, and any and all amendments including post-effective amendments) to such registration statement(s), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any documents relating to the qualification or registration under state Blue Sky or securities laws of such states, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes the undersigned might or could do in person, ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their or any individual attorney-in-fact and agent's substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      IN WITNESS WHEREOF, the undersigned has duly executed this instrument as of this 15th day of July, 1998.


                                                   /s/  Nolden Gentry
                                                      Nolden Gentry

     The undersigned hereby appoints Patrick A. Kirchner, Paul J. Leighton, John
A. Rasmussen, Jr. and Alan L. Wells, and each of them severally, as the under-signed's true and lawful attorneys-in-fact and agents, with full power of sub-stitution and resubstitution for and in the undersigned's name, place and stead, in any and all capacities to sign a registration statement or registration statements on Form S-8 for the registration under the Securities Act of 1933, as amended, of the Common Stock and interests in the MidAmerican Energy Holdings Company Sales Associate Stock Purchase Plan, and any and all amendments including post-effective amendments) to such registration statement(s), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any documents relating to the qualification or registration under state Blue Sky or securities laws of such states, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes the undersigned might or could do in person, ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their or any individual attorney-in-fact and agent's substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      IN WITNESS WHEREOF, the undersigned has duly executed this instrument as of this 15th day of July, 1998.


                                                  /s/  Richard L. Lawson
                                                      Richard L. Lawson

     The undersigned hereby appoints Patrick A. Kirchner, Paul J. Leighton, John
A. Rasmussen, Jr. and Alan L. Wells, and each of them severally, as the under-signed's true and lawful attorneys-in-fact and agents, with full power of sub-stitution and resubstitution for and in the undersigned's name, place and stead, in any and all capacities to sign a registration statement or registration statements on Form S-8 for the registration under the Securities Act of 1933, as amended, of the Common Stock and interests in the MidAmerican Energy Holdings Company Sales Associate Stock Purchase Plan, and any and all amendments including post-effective amendments) to such registration statement(s), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any documents relating to the qualification or registration under state Blue Sky or securities laws of such states, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes the undersigned might or could do in person, ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their or any individual attorney-in-fact and agent's substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      IN WITNESS WHEREOF, the undersigned has duly executed this instrument as of this 15th day of July, 1998.


                                                   /s/  Robert L. Peterson
                                                      Robert L. Peterson

     The undersigned hereby appoints Patrick A. Kirchner, Paul J. Leighton, John
A. Rasmussen, Jr. and Alan L. Wells, and each of them severally, as the under-signed's true and lawful attorneys-in-fact and agents, with full power of sub-stitution and resubstitution for and in the undersigned's name, place and stead, in any and all capacities to sign a registration statement or registration statements on Form S-8 for the registration under the Securities Act of 1933, as amended, of the Common Stock and interests in the MidAmerican Energy Holdings Company Sales Associate Stock Purchase Plan, and any and all amendments including post-effective amendments) to such registration statement(s), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any documents relating to the qualification or registration under state Blue Sky or securities laws of such states, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes the undersigned might or could do in person, ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their or any individual attorney-in-fact and agent's substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      IN WITNESS WHEREOF, the undersigned has duly executed this instrument as of this 15th day of July, 1998.


                                                   /s/  Nancy L. Seifert
                                                      Nancy L. Seifert

     The undersigned hereby appoints Patrick A. Kirchner, Paul J. Leighton, John
A. Rasmussen, Jr. and Alan L. Wells, and each of them severally, as the under-signed's true and lawful attorneys-in-fact and agents, with full power of sub-stitution and resubstitution for and in the undersigned's name, place and stead, in any and all capacities to sign a registration statement or registration statements on Form S-8 for the registration under the Securities Act of 1933, as amended, of the Common Stock and interests in the MidAmerican Energy Holdings Company Sales Associate Stock Purchase Plan, and any and all amendments including post-effective amendments) to such registration statement(s), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any documents relating to the qualification or registration under state Blue Sky or securities laws of such states, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes the undersigned might or could do in person, ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their or any individual attorney-in-fact and agent's substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      IN WITNESS WHEREOF, the undersigned has duly executed this instrument as of this 15th day of July, 1998.


                                                   /s/  Stanley J. Bright
                                                      Stanley J. Bright

     The undersigned hereby appoints Patrick A. Kirchner, Paul J. Leighton, John
A. Rasmussen, Jr. and Alan L. Wells, and each of them severally, as the under-signed's true and lawful attorneys-in-fact and agents, with full power of sub-stitution and resubstitution for and in the undersigned's name, place and stead, in any and all capacities to sign a registration statement or registration statements on Form S-8 for the registration under the Securities Act of 1933, as amended, of the Common Stock and interests in the MidAmerican Energy Holdings Company Sales Associate Stock Purchase Plan, and any and all amendments including post-effective amendments) to such registration statement(s), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any documents relating to the qualification or registration under state Blue Sky or securities laws of such states, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes the undersigned might or could do in person, ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their or any individual attorney-in-fact and agent's substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      IN WITNESS WHEREOF, the undersigned has duly executed this instrument as of this 15th day of July, 1998.


                                                  /s/  W. Scott Tinsman
                                                     W. Scott Tinsman

     The undersigned hereby appoints Patrick A. Kirchner, Paul J. Leighton, John
A. Rasmussen, Jr. and Alan L. Wells, and each of them severally, as the under-signed's true and lawful attorneys-in-fact and agents, with full power of sub-stitution and resubstitution for and in the undersigned's name, place and stead, in any and all capacities to sign a registration statement or registration statements on Form S-8 for the registration under the Securities Act of 1933, as amended, of the Common Stock and interests in the MidAmerican Energy Holdings Company Sales Associate Stock Purchase Plan, and any and all amendments including post-effective amendments) to such registration statement(s), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any documents relating to the qualification or registration under state Blue Sky or securities laws of such states, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes the undersigned might or could do in person, ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their or any individual attorney-in-fact and agent's substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      IN WITNESS WHEREOF, the undersigned has duly executed this instrument as of this 15th day of July, 1998.


                                                   /s/  Leonard L. Woodruff
                                                      Leonard L. Woodruff

July 27, 1998



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  MidAmerican Energy Holdings Company
     Form S-8 Registration Statement

Dear Commission:

Pursuant to Regulation S-T, MidAmerican Energy Holdings Company ("MidAmerican"), hereby files electronically via EDGAR Amendment No. 1 to its Registration State-ment on Form S-8 of the Company for registration pursuant to the Securities Act of 1933, as amended, of 1,000,000 shares of MidAmerican's Common Stock. The registration fee of $6,398 has been previously paid by Fedwire on July 20, 1998, the date the Registration Statement to which this Amendment relates was filed.

If you have any questions or need additional information, please do not hesitate to call me at 515/281-2428.

Sincerely,


/s/ Patrick A. Kirchner
Patrick A. Kirchner
Attorney